EXHIBIT 24
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of M&T Bank Corporation, a corporation organized under the laws of the State of New York (the “Corporation”), hereby constitutes and appoints Robert G. Wilmers, Michael P. Pinto, Mark W. Yonkman and Brian R. Yoshida, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the U.S. Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of shares of the Corporation’s common stock, par value $0.50 per share, to be issued or sold pursuant to the M&T Bank Corporation 2005 Incentive Compensation Plan, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.
Dated: February 15, 2005

/s/ Robert G. Wilmers

Robert G. Wilmers	Chairman of the Board, President and Chief Executive Officer and Director

/s/ Michael P. Pinto

Michael P. Pinto	Executive Vice President, Chief Financial Officer and Director

/s/ Michael R. Spychala

Michael R. Spychala	Senior Vice President and Controller

William F. Allyn	Director

/s/ Brent D. Baird

Brent D. Baird	Director

/s/ Robert J. Bennett

Robert J. Bennett	Director

/s/ C. Angela Bontempo

C. Angela Bontempo	Director

Robert T. Brady	Director

/s/ Emerson L. Brumback

Emerson L. Brumback	Director

/s/ Michael D. Buckley

Michael D. Buckley	Director

/s/ Patrick J. Callan

Patrick J. Callan	Director

/s/ R. Carlos Carballada

R. Carlos Carballada	Director

T. Jefferson Cunningham III	Director

/s/ Richard E. Garman

Richard E. Garman	Director

/s/ Derek C. Hathaway

Derek C. Hathaway	Director

Daniel R. Hawbaker	Director

/s/ Patrick W.E. Hodgson

Patrick W.E. Hodgson	Director

/s/ Gary Kennedy

Gary Kennedy	Director

/s/ Richard G. King

Richard G. King	Director

/s/ Reginald B. Newman, II

Reginald B. Newman, II	Director

/s/ Jorge G. Pereira

Jorge G. Pereira	Vice Chairman and Director

/s/ Robert E. Sadler, Jr.

Robert E. Sadler, Jr.	Director

Eugene J. Sheehy	Director

/s/ Stephen G. Sheetz

Stephen G. Sheetz	Director

/s/ Herbert L. Washington

Herbert L. Washington	Director

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